Exhibit 99.1

MicroVision Announces Fourth Quarter and Full Year 2022 Results

REDMOND, WA / ACCESSWIRE / February 28, 2023 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its fourth quarter and full year 2022 results.

“2022 was a transformational year for MicroVision. We announced the joining of forces with Ibeo Automotive which closed in January 2023 and uniquely positions us in the market.” said Sumit Sharma, MicroVision’s Chief Executive Officer. “Our expanded product portfolio now includes the dynamic view MEMS-based scanning lidar for long-range highway pilot, flash-based short-range lidar for automotive and non-automotive applications, and a validation software suite for OEMs and Tier 1s.”

Buoyed by actions taken in the fourth quarter, the Company is now the only lidar company in the market able to offer hardware and software solutions ready to deliver to the ADAS market; sensors for non-automotive markets including industrial, robotics, and smart infrastructure; and a software suite for automotive customers in their ADAS validation work.

“MicroVision continues to strategically deploy capital, emerging as one of the strongest lidar companies on the market,” continued Sharma. “I am pleased with how quickly our engineering teams from the U.S. and Germany came together to integrate MAVINTM DR with mature perception software. This early demonstration of synergies, combining MAVIN with perception, advances our positioning in existing RFIs and RFQs as well as others that are expected this year and beyond from several OEMs across the globe. We expect to accelerate our 2023 revenue in the range of $10-15 million from our expanded product suite. Our very competitive cost structure combined with our superior design and technology positions us well relative to our peers.”

Key Financial Highlights for Q4 and Full Year 2022

•

Revenue for the fourth quarter of 2022 was $0, compared to $0.6 million for the fourth quarter of 2021. As stated in prior quarters, the revenue was recognized against cash that had been received in an earlier period.

•

Net loss for the fourth quarter of 2022 was $13.5 million, or $0.08 per share, which includes $3.5 million of non-cash, share-based compensation expense, compared to a net loss of $12.6 million, or $0.08 per share, which includes $2.9 million of non-cash, share-based compensation expense, for the fourth quarter of 2021.

•	Adjusted EBITDA for the fourth quarter of 2022 was a $9.7 million loss, compared to a $9.3 million loss for the fourth quarter of 2021.

•	Cash used in operations in the fourth quarter of 2022 remained flat at $8.4 million, compared to cash used in operations in the fourth quarter of 2021 of $8.2 million.

•	The Company ended the fourth quarter of 2022 with $82.7 million in cash and cash equivalents including investment securities, compared to $115.4 million at December 31, 2021.

Conference Call and Webcast: Q4 and Full Year 2022 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 2:00 PM PT/5:00 PM ET on Tuesday, February 28, 2023 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on February 28, 2023.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

With over 350 employees and offices in Redmond, Detroit, Hamburg, and Nürnberg, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology today to develop automotive lidar sensors and provide solutions for advanced driver-assistance systems (ADAS), leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, follow MicroVision on Twitter at @MicroVision, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision and MAVIN are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measure “adjusted EBITDA.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; and share-based compensation.

MicroVision believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses this non-GAAP measure when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA is useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measure should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for limitations of the measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

MicroVision has included a reconciliation of GAAP net income (loss) to adjusted EBITDA for the relevant periods.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s plans regarding benefits of the acquisition, market position, product portfolio, product capabilities, and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision, Inc.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$20,536	$82,647
Investment securities, available-for-sale	62,173	32,720
Inventory	1,861	1,780
Advance to IBEO	4,132	—
Other current assets	2,306	2,283

Total current assets	91,008	119,430
Property and equipment, net	6,830	3,026
Operating lease right-of-use asset	14,579	5,577
Restricted cash	1,418	1,092
Intangible assets, net	75	115
Other assets	1,086	985

Total assets	$114,996	$130,225

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$2,061	$3,584
Accrued liabilities	2,058	1,170
Contract liabilities	4,601	5,265
Other current liabilities	839	1,181
Current portion of long-term debt	—	392
Current portion of operating lease liability	1,846	849
Current portion of finance lease obligations	21	21

Total current liabilities	11,426	12,462
Operating lease liability, net of current portion	13,829	4,983
Finance lease obligations, net of current portion	—	26

Total liabilities	25,255	17,471

Commitments and contingencies
Shareholders’ Equity
Common stock at par value	171	164
Additional paid-in capital	772,221	742,042
Accumulated other comprehensive loss	(127)	(19)
Accumulated deficit	(682,524)	(629,433)

Total shareholders’ equity	89,741	112,754

Total liabilities and shareholders’ equity	$114,996	$130,225

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Product revenue	$—	$—	$—	$—
License and royalty revenue	—	557	664	2,500

Total revenue	—	557	664	2,500

Cost of product revenue	33	48	100	2

Total cost of revenue	33	48	100	2

Gross margin	(33)	509	564	2,498

Research and development expense	7,585	6,482	30,413	24,111
Sales, marketing, general and administrative expense	6,377	6,648	24,041	22,256

Total operating expenses	13,962	13,130	54,454	46,367

Loss from operations	(13,995)	(12,621)	(53,890)	(43,869)
Gain on debt extinguishment	—	—	—	692
Other income (expense), net	520	(4)	799	(23)

Net income (loss)	$(13,475)	$(12,625)	$(53,091)	$(43,200)

Net income (loss) per share—basic and diluted	$(0.08)	$(0.08)	$(0.32)	$(0.27)

Weighted-average shares outstanding—basic and diluted	168,308	164,220	165,958	160,662

MicroVision, Inc.

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(53,091)	$(43,200)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,246	1,464
Impairment of property and equipment	64	882
Share-based compensation expense	15,461	15,284
Non-cash interest expense	—	(10)
Inventory write-downs	87	48
Net accretion of premium on short-term investments	21	86
Gain on debt extinguishment	—	(692)
Change in
Inventory	(168)	(1,828)
Other current and non-current assets	(217)	(2,552)
Accounts payable	(1,737)	2,520
Accrued liabilities	888	675
Contract liabilities and other current liabilities	(293)	(1,319)
Operating lease liabilities	(1,280)	(762)

Net cash used in operating activities	(38,019)	(29,404)

Cash flows from investing activities
Sales of investment securities	60,576	—
Purchases of investment securities	(90,158)	(32,825)
Advance to IBEO	(4,132)	—
Purchases of property and equipment	(4,359)	(2,493)

Net cash provided by (used in) investing activities	(38,073)	(35,318)

Cash flows from financing activities
Principal payments under finance leases	(26)	(28)
Principal payments under long-term debt	(392)	(488)
Payments received on subscriptions receivable	—	6,135
Proceeds from stock option exercises	726	2,654
Net proceeds from issuance of common stock	13,999	122,891

Net cash provided by financing activities	14,307	131,164

Change in cash, cash equivalents, and restricted cash	(61,785)	66,442
Cash, cash equivalents and restricted cash at beginning of period	83,739	17,297

Cash, cash equivalents and restricted cash at end of period	$21,954	$83,739

MicroVision, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Measure

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
GAAP net loss	$(13,475)	$(12,625)	$(53,091)	$(43,200)
Add Interest (net)	(554)	(2)	(954)	7
Add Income taxes	—	—	—	—
Add Depreciation & amorization	821	424	2,246	1,464
Add Share-based compensation expense	3,526	2,939	15,461	15,284

Adjusted EBITDA	$(9,682)	$(9,264)	$(36,338)	$(26,445)

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Robyn Komachi

Marketing@MicroVision.com

SOURCE: MicroVision, Inc.